MINTZ & PARTNERS
                               Chartered Accounts
                               ------------------
                                      NEXIA
                                  INTERNATIONAL




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our Auditors' Report on the statement of operations and statement of changes in financial position of Signatel Ltd. for the year ended November 30, 1992 dated January 14, 1993 included in Glasgal Communications, Inc. Form S-8 Registration Statement for the year ended April 30, 1995 and to all references to our Firm included in the Registration Statement.



                                            /S/MINTZ & PARTNERS
                                            -------------------
North York, Canada                          Chartered Accountants
July 9, 1996